                                   RPC, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 2170 PIEDMONT ROAD, NE, ATLANTA, GEORGIA 30324

TO THE HOLDERS OF THE COMMON STOCK:

    PLEASE TAKE NOTICE that the 1997 Annual Meeting of Stockholders of RPC, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 2170 Piedmont Road, NE, Atlanta, Georgia, on Tuesday, April 22, 1997, at 9:00 A.M., or any adjournment thereof, for the following purposes:

    (1) To elect three Class II directors to the Board of Directors; and

    (2) To approve an increase in the number of shares reserved for issuance under the Company's 1994 Employee Stock Incentive Plan (the "1994 Plan"); and

    (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Proxy Statement dated March 27, 1997 is attached.

    The Board of Directors has fixed the close of business on February 28, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

    Stockholders who do not expect to be present at the meeting are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Linda H. Graham, Secretary

Atlanta, Georgia
March 27, 1997

                                PROXY STATEMENT

    This Proxy Statement and a form of proxy were first mailed to stockholders on or about March 27, 1997.

    The following information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 22, 1997, is submitted to the stockholders for their information.

                   SOLICITATION OF AND POWER TO REVOKE PROXY

    A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors and in favor of the proposal to increase the number of shares reserved for issuance under the 1994 Plan.

    A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority if he so elects, by contacting either proxyholder.

                                 CAPITAL STOCK

    The outstanding capital stock of the Company on February 28, 1997 consisted of 14,689,738 shares of Common Stock, par value $0.10 per share (excluding 78,253 treasury shares). Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on February 28, 1997, the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

    The name and address of each stockholder who owned beneficially five percent (5%) or more of the shares of Common Stock of the Company on February 28, 1997, together with the number of shares so owned and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Executives"), and the executive officers and directors of the Company as a group (according to information received by the Company), is set out below:

                                                                                 AMOUNT       PERCENT OF
 NAME AND ADDRESS                                                             BENEFICIALLY    OUTSTANDING
OF BENEFICIAL OWNER                                                             OWNED(1)        SHARES
----------------------------------------------------------------------------  ------------  ---------------
R. Randall Rollins .........................................................   7,863,254(2)         53.5
 2170 Piedmont Road, NE
 Atlanta, Georgia
Gary W. Rollins ............................................................   7,816,903(3)         53.2
 2170 Piedmont Road, NE
 Atlanta, Georgia
Mario Gabelli ..............................................................     875,200(4)          6.0
 One Corporate Center
 Rye, New York
Richard A. Hubbell .........................................................      99,465(5)          0.7
 2170 Piedmont Road, NE
 Atlanta, Georgia
Bobby Joe Cudd .............................................................           0             0.0
 2170 Piedmont Road, NE
 Atlanta, Georgia
James A. Lane, Jr ..........................................................      69,159(6)          0.5
 2170 Piedmont Road, NE
 Atlanta, Georgia
William S. Pegg ............................................................      73,159(6)          0.5
 2170 Piedmont Road, NE
 Atlanta, Georgia
All Directors and Executive Officers as a group (12 persons)................   8,977,676(7)         60.8

(1) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2) Includes 236,072 shares of the Company held as Trustee, Guardian, or Custodian for his children or as Custodian for the children of his brother, Gary W. Rollins. Also includes 433,580 shares of the Company in four trusts of which he is a Co-Trustee and as to which he shares voting and investment power. Also includes 6,246,914 shares owned by LOR, Inc. Mr. Rollins is an officer, director and stockholder of LOR, Inc. Also includes 432,000 shares owned by The May Partnership. Mr. Rollins is an officer, director and stockholder of Rollins Holding Company, Inc., the corporation which is the sole general partner of The May Partnership. Also includes 133,484 shares held by Rollins Investment Fund, a Georgia general partnership, of which Mr. Rollins is a general partner. Also includes 36,715 shares held by RWR Investment partnership, a Georgia limited partnership, of which Mr. Rollins is a general partner. Also includes 82,752 shares indirectly owned by Mr. O. Wayne Rollins' Estate. Mr. Rollins is the Co-Executor and Co-Trustee of this estate. Does not include 10,890* shares of the Company held by his wife.

(3) Includes 163,972 shares of the Company held as Trustee or Custodian for his children or as Custodian for the grandchildren of his brother, R. Randall Rollins. Also includes 420,140 shares of the Company in four trusts of which he is Co-Trustee and as to which he shares voting and investment power. Also includes 6,246,914 shares owned by LOR, Inc. Mr. Rollins is an officer, director and stockholder of LOR, Inc. Also includes 432,000 shares owned by The May Partnership. Mr. Rollins is an officer, director and stockholder of Rollins Holding Company, Inc., the corporation which is the sole general partner of The May Partnership. Also includes 133,484 shares held by Rollins Investment Fund, a Georgia general partnership, of which Mr. Rollins is a general partner. Also includes 82,752 shares indirectly owned by Mr. O. Wayne Rollins' Estate. Mr. Rollins is the Co-Executor and Co-Trustee of this estate. Does not include 50,002* shares of the Company held by his wife.

(4) Based upon information received by the Company, an aggregate of 875,200 shares of Company Common Stock are beneficially owned by entities controlled directly or indirectly by Mario Gabelli, as follows: 614,200 shares by GAMCO Investors, Inc., 220,000 shares by Gabelli Funds, Inc. and 41,000 shares by Gabelli Performance Fund. GAMCO Investors, Inc. does not have authority to vote 77,000 shares of the total 614,200 held. Gabelli Funds, Inc. and Gabelli Performance Fund have sole voting and disposition powers with respect to all the shares held therein.

(5) Includes 26,900 shares subject to exercisable options, and 41,800 shares of restricted stock grants.

(6) Includes 16,300 shares each subject to exercisable options, and 20,000 shares each of restricted stock grants.

(7) Shares held in trusts as to which more than one officer and/or director are Co-Trustees have been included only once. Includes an aggregate of 157,600 shares which may be purchased by 5 executive officers upon exercise of currently exercisable options or restricted stock grants awarded to or earned by them pursuant to the Company's 1984 Incentive Stock Option Plan and 1994 Employee Stock Incentive Plan.

  *Messrs. R. Randall Rollins and Gary W. Rollins disclaim any beneficial interest in these holdings.

                             ELECTION OF DIRECTORS

    Three individuals are to be elected at the Annual Meeting to serve as Class II directors for a term of three years, and until the election and qualification of their successors. Six other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company's Bylaws which provide for the election of directors for staggered terms, with each director serving a three-year term. Unless authority is withheld, the proxy holders will vote for the election of the first three persons named below to three year terms as directors. Although Management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

    The name and age of each of the three nominees, his principal occupation, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by him and the percentage of outstanding shares that ownership represents, all as of the close of business on February 28, 1997, (according to information received by the Company) are set out below. Similar information is also provided for those directors whose terms expire in future years. Each director was originally elected as a director shortly after incorporation of the Company in January 1984, with the exception of James A. Lane, Jr. and Richard A. Hubbell, who were elected as directors on January 27, 1987.

                                                                                                PERCENTAGE OF
                                                                                    COMMON       OUTSTANDING
  NAMES OF NOMINEES                     PRINCIPAL OCCUPATION(1)             AGE    STOCK(2)        SHARES
  -------------------------  ---------------------------------------------  ---  ------------   -------------
  CLASS II (NEW TERM EXPIRES 2000)
  ------------------------------------------------------------------------
  John W. Rollins(3).......  Chairman of the Board and Chief Executive
                             Officer of Rollins Truck Leasing Corp.
                             (vehicle leasing and transportation);
                             Chairman of the Board and Chief Executive
                             Officer of Rollins Environmental Services,
                             Inc. (hazardous waste treatment and
                             disposal); and Chairman of the Board of Dover
                             Downs Entertainment, Inc., (operator of a
                             multi-purpose gaming and entertainment                               less than
                             complex since October 1996).                   80       6,204(4)        0.1

  Bobby Joe Cudd...........  Executive Vice President of the Company;
                             President of Cudd Pressure Control, Inc.
                             (subsidiary of the Company).                   67           0           0.0

  Richard A. Hubbell.......  President and Chief Operating Officer of the
                             Company.                                       52      99,465(5)        0.7

  NAMES OF DIRECTORS
  WHOSE TERMS HAVE
  NOT EXPIRED
  -------------------------
  CLASS I (TERM EXPIRES 1999)
  ------------------------------------------------------------------------
  R. Randall Rollins(3)....  Chairman of the Board and Chief Executive
                             Officer of the Company; Chairman of the Board
                             and Chief Executive Officer of Rollins, Inc.
                             (consumer services) (since October 1991);
                             Vice Chairman of the Board of Rollins, Inc.
                             (prior to October 1991).                       65   7,863,254(6)       53.5

  Henry B. Tippie..........  Chairman of the Board and Chief Executive
                             Officer of Tippie Services, Inc. (management
                             services).                                     70     578,139(7)        3.9

  James B. Williams........  Chairman and Chief Executive Officer of
                             SunTrust Banks, Inc. (bank holding company).   63      20,000           0.1

  CLASS III (TERM EXPIRES 1998)(8)
  ------------------------------------------------------------------------

  Wilton Looney............  Honorary Chairman of the Board of Genuine                            less than
                             Parts Company (automotive parts distributor).  77         600           0.1

  Gary W. Rollins(3).......  President and Chief Operating Officer of
                             Rollins, Inc. (consumer services).             52   7,816,903(9)       53.2

  James A. Lane, Jr........  Executive Vice President of the Company;
                             President of Chaparral Boats, Inc.
                             (subsidiary of the Company).                   54      69,159(10)       0.5

 (1) Unless otherwise noted, each of the directors has held the positions of responsibility set out in this column (but not necessarily his present title) for more than five years. In addition to the directorships listed in this column, the following individuals also serve on the boards of directors of the following companies: Henry B. Tippie: Rollins Environmental Services, Inc., Rollins Truck Leasing Corp., Matlack Systems, Inc. and Dover Downs Entertainment, Inc.; John W. Rollins: Matlack Systems, Inc. and Dover Downs Entertainment, Inc.; James B. Williams: The Coca-Cola Company, Genuine Parts Company, Sonat Inc., and Georgia-Pacific Corporation; Gary W. Rollins: Rollins Truck Leasing Corp.; R. Randall
     Rollins: SunTrust Banks, Inc., SunTrust Banks of Georgia and Dover Downs Entertainment, Inc. All of the directors shown in the above table, with the exception of Messrs. Hubbell, Lane and Cudd, are also directors of Rollins, Inc.

 (2) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

 (3) R. Randall Rollins and Gary W. Rollins are brothers. John W. Rollins is their uncle.

 (4) Does not include 7,804 shares held by his wife as custodian for his children. Mr. Rollins disclaims any beneficial interest in these holdings.

 (5) See information contained in footnote (5) to the table appearing in Capital Stock section.

 (6) See information contained in footnote (2) to the table appearing in Capital Stock section.

 (7) Includes 453,139 shares of Common Stock of the Company in trusts of which he is a Trustee or Co-Trustee and as to which he shares voting and investment power.

 (8) Charles R. Patterson who served as a director during 1996 died in December 1996. The Company has no current intentions to add an additional director. As a result, the Company has redesignated Mr. Lane as a Class III director.

 (9) See information contained in footnote (3) to the table appearing in Capital Stock section.

(10) See information contained in footnote (6) to the table appearing in Capital Stock section.

            BOARD OF DIRECTORS COMPENSATION, COMMITTEES AND MEETINGS

    During 1996 non-employee Directors received from the Company $750 for each meeting of the Board of Directors or committee they attended, plus $10,000 per year.

    The Audit Committee of the Board of Directors of the Company consists of Henry B. Tippie, Chairman, Wilton Looney and James B. Williams. The Audit Committee held two meetings during the fiscal year ended December 31, 1996. Its functions are to select a firm of independent public accountants whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year for which they are appointed and to monitor the effectiveness of the audit effort and the Company's financial and accounting organization and financial reporting. The Compensation Committee of the Board of Directors of the Company consists of Henry B. Tippie, Chairman, Wilton Looney and James B. Williams. It held one meeting during the fiscal year ended December 31, 1996. The functions of the Compensation Committee are to review the Company's executive compensation structure and to report to the Board any changes to insure continued effectiveness. The Board of Directors met four times during the fiscal year ended December 31, 1996. The Company does not have a nominating committee of the Board of Directors. No director attended fewer than 75 percent of Board Meetings and meetings of committees on which he served during the fiscal year.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the directors named above who serve on the Company's Compensation Committee are or have ever been employees of the Company. No executive officer of the Company serves on a Compensation Committee of another company. R. Randall Rollins, an executive of the Company, serves on the Board of Directors of both SunTrust Banks, Inc. and SunTrust Banks of Georgia, a subsidiary of SunTrust Banks, Inc. Mr. Williams is the Chairman and Chief Executive Officer of SunTrust Banks, Inc. Mr. Rollins is not on the Compensation Committee of SunTrust Banks, Inc. or SunTrust Banks of Georgia.

                             EXECUTIVE COMPENSATION

    Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ended December 31, 1996, 1995 and 1994 of those persons who were at December 31, 1996
(i) the chief executive officer and (ii) the other Named Executives of the
Company:

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                    COMPENSATION AWARDS
                                                                   ----------------------
                                                     ANNUAL        RESTRICTED  SECURITIES
                                                  COMPENSATION       STOCK     UNDERLYING
                                                -----------------    AWARDS     OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR   SALARY    BONUS    ($) (1)       (#)      COMPENSATION(2)
----------------------------------------  ----  --------  -------  ----------  ----------  ---------------

R. Randall Rollins                        1996  $340,000  $     0          0          0    $         0
  Chairman of the Board &                 1995   340,000        0          0          0              0
  Chief Executive Officer                 1994   320,000        0          0          0              0

Richard A. Hubbell                        1996   280,000  140,000    181,400     20,000          1,800
  President & Chief Operating Officer     1995   256,042  126,000          0          0          1,800
                                          1994   243,333  127,500    176,000     11,000          1,800

Bobby Joe Cudd                            1996   118,254        0          0          0          1,419
  Executive Vice President, and           1995   118,229    1,720          0          0          1,423
  President, Cudd Pressure Control        1994   110,090    7,360          0          0          1,409

James A. Lane, Jr.                        1996    69,146  1,274,925         0         0          1,800
  Executive Vice President, and           1995    67,580  1,012,633         0         0          1,800
  President, Chaparral Boats, Inc.        1994    67,841  926,885    160,000          0          1,800

William S. Pegg                           1996    69,146  1,274,925         0         0          1,800
  Executive Vice President, and           1995    67,580  1,012,633         0         0          1,800
  Executive Vice President, Chaparral     1994    67,841  926,885    160,000          0          1,800
    Boats, Inc.

(1) The number of shares held and their values on December 31, 1996 were as follows: Mr. Hubbell, 36,800 shares valued at $552,000; Mr. Lane, 20,000 shares valued at $300,000; and Mr. Pegg, 20,000 shares valued at $300,000. The December 31, 1996 values are based on the December 31, 1996 closing market stock price of $15.00 and do not take into account any diminution of value attributable to vesting provisions on these shares. Time-Lapse Restricted Stock vests ten years from the date of grant. This stock is forfeited if the employment of the Named Executive terminates prior to vesting for reasons other than death, retirement or permanent disability. During these ten years, grantees receive all dividends declared and retain voting rights for the granted shares. Performance Restricted Stock is granted, but not earned and issued, until certain five year tiered performance criteria are met. The performance criteria are predetermined market prices of the Company's stock. On the date the stock appreciates to each level (determination date), 20 percent of performance shares are earned. Once earned, the stock vests five years from the determination date. After the determination date, the grantee will receive all dividends declared and also voting rights to the shares.

(2) Effective July 1, 1984, the Company adopted the RPC, Inc. 401(k) Plan ("401(k) Plan"), a qualified retirement plan designed to meet the requirements of Section 401(k) of the Internal Revenue Code. The 401(k) Plan provides for a matching contribution of forty cents ($.40) for each one dollar ($1.00) of a participant's contribution to the 401(k) Plan, not to exceed 3 percent of his or her annual compensation (which includes commissions, overtime and bonuses). A participant's voluntary pretax salary deferrals made under the 401(k) Plan are in lieu of payment of compensation to the participant. The amounts shown in this column represent the Company match for the Named Executives.

                     OPTION/SAR GRANTS IN FISCAL YEAR 1996

    The following table sets forth stock options granted in the fiscal year ending December 31, 1996 to each of the Company's named Executives. Employees of the Company and its subsidiaries are eligible for stock option grants based on individual performance. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year term, assuming compound rates of stock appreciation of five percent and ten percent. The actual future value of the options will depend on the market value of the Company's Common Stock. All option exercise prices are based on the market price on the grant date.

                                                          INDIVIDUAL GRANTS(1)
                                         -------------------------------------------------------  POTENTIAL REALIZABLE
                                          NUMBER OF                                                 VALUE AT ANNUAL
                                          SECURITIES     PERCENT OF                               RATES OF STOCK PRICE
                                          UNDERLYING    TOTAL OPTIONS                               APPRECIATION FOR
                                           OPTIONS       GRANTED TO     EXERCISE OF                  OPTION TERM(2)
                                           GRANTED      EMPLOYEES IN    BASE PRICE   EXPIRATION   --------------------
NAME                                         (#)         FISCAL YEAR      ($/SH)        DATE       5% ($)     10% ($)
---------------------------------------  ------------  ---------------  -----------  -----------  ---------  ---------
R. Randall Rollins.....................          0           --             --           --          --         --
Richard A. Hubbell.....................     20,000(3)           50%          8.875    01/23/06      111,629    282,889
Bobby Joe Cudd.........................          0           --             --           --          --         --
James A. Lane, Jr......................          0           --             --           --          --         --
William S. Pegg........................          0           --             --           --          --         --

(1) Options were granted on January 23, 1996 at a price of $8.875 per share. No Stock Appreciation Rights were granted to the Named Executives during 1996.

(2) These amounts, based on assumed appreciation rates of five percent and ten percent as prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price. These numbers do not take into account certain provisions of options providing for termination of the option following termination of employment, nontransferability or phased-in vesting. The Company did not use an alternative formula for a grant date valuation as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors, future compensation resulting from option grants is based solely on the performances of the Company's stock price.

(3) These Incentive Stock Options vest and become exercisable 20 percent each year and expire after ten years.

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1996
                         AND YEAR-END OPTION/SAR VALUES

                                                                             NUMBER OF
                                                                             SECURITIES
                                                                             UNDERLYING     VALUE OF UNEXERCISED
                                                                            UNEXERCISED         IN-THE-MONEY
                                                                          OPTIONS/SAR'S AT  OPTIONS/SAR'S AT FY-
                                                                             FY-END(#)           END($)(1)
                                            SHARES ACQUIRED     VALUE       EXERCISABLE/        EXERCISABLE/
NAME                                        ON EXERCISE(#)   REALIZED($)   UNEXERCISABLE       UNEXERCISABLE
------------------------------------------  ---------------  -----------  ----------------  --------------------
R. Randall Rollins........................             0               0               0/0                   0/0
Richard A. Hubbell........................             0               0     57,665/20,400       576,852/128,800
Bobby Joe Cudd............................             0               0               0/0                   0/0
James A. Lane, Jr.........................        30,765         369,180          16,300/0             144,663/0
William S. Pegg...........................        30,765         369,180          16,300/0             144,663/0

(1) Based on the closing price of Company Common Stock on the New York Stock Exchange on December 31, 1996 of $15.00 per share.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT THAT MIGHT INCORPORATE OTHER COMPANY FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH INCLUDED HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW

    The Compensation Committee (the "Committee") is comprised of outside directors who are not eligible to participate in the compensation plans and over whose names this report is presented. The Committee reviews and approves the compensation of the Company's executive officers annually. The actions of executive officers have a profound impact on the short-term and long-term profitability of the Company. Therefore, the design of the executive officer compensation package is very important.

    The Company has an executive compensation package that is driven by an increase in shareholder value, the overall performance of the Company, and the individual performance of the executive. The measures of the Company's performance include revenue and net income. The three main components of the executive compensation package are base salary, cash incentive plans, and stock-based incentive plans.

BASE SALARY

    The first component is base salary. The Company believes that it is important for the Named Executives to receive acceptable salaries so the Company can keep the senior executive talent it needs to meet the challenges in today's environment. The factors subjectively used in determining base salary include the recent profit performance of the Company, the magnitude of responsibilities, the scope of the position, individual performance and the pay received by others in similar positions. Approximately one-half of the merit percentage increases are based on attainment of the net income objectives for each appropriate functional area of responsibility. The remaining portion of the merit salary increase is subjectively based on the other aforementioned criteria. The decisions of the Committee are subjective and these factors are not used in any specific formula or weighting. The salaries of the Named Executives are reviewed annually, but increases are awarded only when justified by the increase in the Company's shareholder value and the overall performance of the Company. As a result of the improvement in net income in 1996, increases to base salaries ranged up to 10 percent for the Named Executives.

CASH BASED INCENTIVE PLANS

    The second component of the executive compensation package consists of cash based incentive plans. The Company has individualized cash based incentive plans developed to reward individual performance. The Company includes several subsidiaries conducting business in unrelated industries, so each compensation plan was designed to be motivational and appropriate, based on the norms in that industry.

    The annual incentive compensation package for executive officers is developed by the Chief Executive Officer of the Company prior to the end of each fiscal year. It is based upon a performance formula for the ensuing fiscal year. That performance formula and incentive package is then reviewed by the Committee and is either accepted, amended or modified.

    Two of the Named Executives, James A. Lane, Jr. and William S. Pegg, have employment agreements with the Company that were first entered into as part of the Company's acquisition of Chaparral Boats, Inc. on November 4, 1986. Under these agreements, each individual receives an annual cash incentive bonus of 10 percent of pretax profit of Chaparral Boats, Inc. These incentive payments were approximately 95 percent of the total cash compensation paid to these executives in 1996. During 1996, each of these two executives received in excess of $1 million in aggregate compensation (the maximum amount for which an employer may claim a compensation deduction, pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, unless certain performance related compensation exemptions are met during one fiscal year). The Company obtained stockholder approval of these agreements at the April 25, 1995 Stockholders' Meeting in order to qualify for the performance related compensation exemption.

    The other Named Executives participate in a variety of individualized performance bonus plans designed to encourage achievement of short-term objectives. These plans all have payouts subjectively based on net income, budget objectives, and other individual specific performance objectives. Subjective compensation decisions are based upon these specific performance objectives, which relate to each executive improving the contribution of his functional areas of responsibility to further enhance the earnings of the Company. The Company's philosophy is that the executive should receive a bonus only if certain performance targets are met. This means that a significant portion of the compensation package is at risk. The performance bonus as a percent of total compensation will vary in accordance with the type of executive position, ranging up to 100 percent.

    Richard A. Hubbell, the President of the Company earned a $140,000 bonus in 1996 under one of these plans.

STOCK BASED INCENTIVE PLANS

    The 1994 Employee Stock Incentive Plan was approved by stockholders at the April 26, 1994 meeting. As detailed in the Option/SAR Grant Table on page 7 and the Summary Compensation Table on page 6, during 1996 Mr. Hubbell was granted 20,000 stock options and was awarded 6,000 shares of Time-Lapse Restricted Stock. These awards were intended to help insure that the long-term goals of the executive were aligned with those of the Company. Mr. Hubbell's awards were based on his performance and took into consideration the value of all unexercised options he currently holds under this plan and previous plans.

CEO PAY

    The 1996 cash compensation of R. Randall Rollins, Chairman and Chief Executive Officer, was $340,000. This represents the total compensation for Mr. Rollins. The Committee feels that due to the significant level of ownership in the Company, the Chief Executive Officer will not participate in an incentive plan at this time. The Committee considers several factors when determining the CEO's salary. These factors include long-term growth in net income, stockholder value improvements as well as his individual performance. The decision of the Committee is subjective and these factors are not used in any specific formula or weighting. The CEO does not participate in the deliberations of the Committee when his salary or incentive is determined.

CONCLUSION

    The Committee believes that this mix of conservative market-based salaries, cash incentives for short-term performance, and stock based incentives for long-term performance in the Company represent a balance that will motivate the executive team to continue to produce the best results possible, given the economic conditions and the cyclical nature of the industries of the subsidiaries. The Committee further believes this program strikes an appropriate balance between the interest of the Company in operating its businesses and appropriate rewards based on shareholder value.

                                          COMPENSATION COMMITTEE

                                          Henry B. Tippie, Chairman
                                          Wilton Looney
                                          James B. Williams

                            COMMON STOCK PERFORMANCE

    As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a 5-year comparison of the cumulative total stockholder return based on the performance of the stock of the Company, assuming dividend reinvestment, as compared with both a broad equity market index and an industry or peer group index. The indices included in the following graph are the S & P 500 Index and a peer group which includes companies that are considered peers of the subsidiaries of the Company. The companies included in the peer group have been weighted according to the respective issuer's stock market capitalization at the beginning of each year. The companies are Brunswick Corporation and Outboard Marine Corporation, which compete with the Company's boat manufacturing subsidiary; and Weatherford Enterra, Inc., which competes with each of the two largest oil and gas services subsidiaries of the Company. NOWSCO Well Service was included in prior year calculations but is not included this year due to it's acquisition during 1996.

                            COMPARISON OF FIVE-YEAR
                            CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             RPC COMMON STOCK     S&P 500    PEER GROUP
12/31/91                 100.00     100.00        100.00
12/31/92                  77.94     107.62        122.69
12/31/93                 100.00     118.46        146.40
12/31/94                  89.71     120.03        147.94
12/31/95                 107.35     165.13        192.91
12/31/96                 176.47     203.05        194.39

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Prior to June 30, 1984, the Company was a wholly-owned subsidiary of Rollins, Inc. ("Rollins"). On June 30, 1984, Rollins effected a spin-off distribution to its stockholders of all of the outstanding shares of the Company (the "Spin-off"). Messrs. Gary W. Rollins and R. Randall Rollins, named in the table under "Capital Stock" on page 2, have substantially similar interests in Rollins.

    The Company receives certain administrative services from Rollins, and also rents office space from Rollins. The service agreements between Rollins and the Company provide for the provision of services on a cost reimbursement basis and are terminable on six months notice. The services covered by these agreements include office space, data processing, administration of certain employee benefit programs, and other administrative services. Charges to the Company (or to corporations which are subsidiaries of the Company) for such services and rent aggregated $502,000 in 1996.

                                 BENEFIT PLANS

    The Company's Retirement Income Plan, effective July 1, 1984, is a trusteed defined benefit pension plan. The amounts shown on the following table are those annual benefits payable for life on retirement at age 65. The amounts computed in the following table assume: (a) that the participant remains in the service of the Company until his normal retirement date at age 65; (b) that the participant's earnings continue at the same rate as paid in the fiscal year ended December 31, 1996 during the remainder of his service until age 65; (c) that the normal form of benefit is a single-life annuity, and (d) that the Plan continues without substantial modification. The column entitled remuneration represents all compensation in the Summary Compensation Table included herein.

                               PENSION PLAN TABLE

REMUNERATION       15           20           25           30           35
-------------  -----------  -----------  -----------  -----------  -----------
 $   100,000   $    22,500  $    30,000  $    37,500  $    45,000  $    45,000
     200,000        45,000       60,000       75,000       90,000       90,000
     300,000        67,500       90,000      112,500      135,000      135,000
     400,000        90,000      120,000      150,000      180,000      180,000
     500,000       112,500      150,000      187,500      225,000      225,000
     600,000       135,000      180,000      225,000      270,000      270,000
     700,000       157,500      210,000      262,500      315,000      315,000
     800,000       180,000      240,000      300,000      360,000      360,000
     900,000       202,500      270,000      337,500      405,000      405,000
   1,000,000       225,000      300,000      375,000      450,000      450,000

    The above table does not reflect the Plan offset for Social Security average earnings, the maximum benefit limitations under Section 415 of the Internal Revenue Code, of 1986, as amended (the "Code") maximum pay limitation under
Section 401(a)(17) of the Code.

    Retirement income benefits are based on the average of the employee's compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years ("final average compensation") immediately preceding the employee's retirement date or, if earlier, the date of his termination of employment. All full-time corporate employees of the Company and its subsidiaries (other than employees subject to collective bargaining agreements) are eligible to participate in the Retirement Income Plan after completing 1 year of service as an employee. The benefit formula is 1 1/2 percent of final average compensation less 3/4 percent of final average FICA earnings multiplied by years of service (maximum 30 years). The Plan also provides reduced early retirement benefits under certain conditions. In accordance with the Code, the maximum annual benefit that could be payable to a Retirement Income Plan beneficiary in 1996 is

$120,000. However, this limitation does not affect previously accrued benefits of those individuals who became entitled to benefits in excess of $120,000 prior to the effective date of the applicable provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Tax Reform Act of 1986. In accordance with the Code (as amended by the Omnibus Budget Reconciliation Act of 1993), the maximum compensation recognized by the Retirement Income Plan was $150,000 in 1996. Retirement benefits at the end of any calendar year will not be reduced by any subsequent changes in the maximum compensation limit. Participants in the Rollins, Inc. Retirement Income Plan who transferred their employment to the Company as a result of the Spin-off participated immediately in the Plan. The current credited years of service for the five individuals named in the executive compensation table are: R. Randall Rollins -- 30, Bobby Joe Cudd -- 19, Richard A. Hubbell -- 10, James A. Lane, Jr. -- 9, William S. Pegg -- 9.

    Effective July 1, 1984, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Code ("401(k) Plan"). The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the balance in the participant's account on the date the distribution is processed. Under the 401(k) Plan, the full amount of a participant's accrued benefit is payable upon his termination of employment, attainment of age 59 1/2 (with respect to pre-tax deferrals only), retirement, total and permanent disability, or death. Amounts contributed to the accounts of Named Executives for 1996 under this plan are reported in the "All Other Compensation" column of the Summary Compensation Table included herein.

      PROPOSAL TO APPROVE AN INCREASE IN THE NUMBER OF SHARES RESERVED FOR
        ISSUANCE UNDER THE COMPANY'S 1994 EMPLOYEE STOCK INCENTIVE PLAN

    The Board of Directors recommends that the shareholders vote FOR the approval of an increase in the aggregate number of shares of Common Stock from 500,000 to 1,300,000 to be reserved for issuance under the 1994 Plan. The 1994 Plan was adopted by the Board of Directors on January 25, 1994 effective as of the date of such approval. The 1994 Plan provides for the granting to directors and key employees of the Company ("Participants") stock options, stock appreciation rights ("SAR's"), and/or other awards valued in whole or in part by reference to, or based upon, the Company's $.10 par value Common Stock, including without limitation, restricted stock. The 1994 Plan is administered by the Board of Directors or a duly appointed committee thereof (the "Committee"). The 1994 Plan affords the Company latitude in tailoring incentive compensation to support corporate and business objectives, and to anticipate and respond to a changing business environment and competitive compensation practices. The following is a description of the principal features of the 1994 Plan, a copy of which is attached as Exhibit A to this Proxy Statement. The description which follows is qualified in its entirety by Exhibit A.

    As of February 28, 1997, there were 147,000 shares remaining for the granting of options or other awards under the 1994 Plan. The Board has determined it will exhaust the number of shares available for issuance, accordingly, the directors have submitted this proposal to the shareholders for their approval.

    The Committee consists of at least two directors who are "non-employees" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). Members of the Committee will not be eligible to receive options or other grants under the 1994 Plan. It is anticipated that the 1994 Plan will continue to be administered by the Compensation Committee and will satisfy the requirements of Rule 16b-3. The Committee has exclusive discretion to select the Participants and to determine the type, size and terms of each award, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the 1994 Plan. The 1994 Plan will terminate ten years from January 25, 1994, the date that it was initially approved and adopted by the Board of Directors of the Company. With limited exceptions, including termination of employment as a result of death, disability or retirement, options and other awards under the 1994 Plan are forfeited if a recipient's employment or performance of service terminates following the grant of the award but prior to its exercise and/or vesting. Generally, a participant's rights and interest under the 1994 Plan are not transferable except by will or by the laws of descent and distribution.

    There is no maximum number of persons eligible to receive options, SARs, restricted stock and other awards under the 1994 Plan. It is currently estimated that the eligible group will be comprised of approximately 25 persons.

    Options, which include nonqualified stock options, are rights to purchase a specified number of shares of Common stock at a price fixed by the Committee. In the case of incentive stock options, the option price may not be less than the fair market value of the underlying shares of Common Stock at the time of grant. In the case of nonqualified stock options, the option price may not be less than 90% of such fair market value. Options generally will expire not later than ten years after the date on which they are granted. Options will become exercisable at such times and in such installments as the Committee shall determine. Payment of the option price must be made in full at the time of exercise in such form (including, but not limited to, cash, unrestricted Common Stock held for at least six months, or any combination thereof) as the Committee may determine. In order to comply with certain federal tax restrictions, no employee may be granted an incentive stock option if taking into account such option the aggregate fair market value of the stock with respect to which incentive stock options are exercisable for the first time by such employee during any given calendar year, under this and all other incentive stock option plans of the Company, would exceed $100,000. In addition, special restrictions concerning the option price and the period during which the option may be exercised will be applicable in the case of any individual who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company.

    An SAR may be granted alone, or a holder of an option or other award may be granted a related SAR either at the time of grant or by amendment of the option or award thereafter. Upon exercise of an SAR, the holder must surrender the SAR and surrender, unexercised, any related option or other award, and the holder will receive in exchange, at the election of the Committee, cash or Common Stock, or any combination thereof, equal in value to the difference between the exercise price or option price per share and the fair market value per share on the last business day preceding the date of exercise, times the number of shares subject to the SAR, or portion thereof, which is exercised.

    A restricted stock award is an award of a given number of shares of Common Stock which are subject to a restriction against transfer and to a risk of a forfeiture during a period set by the Committee. During the restriction period, the Participant generally has the right to vote and receive any dividends on the shares.

    The 1994 Plan is subject to amendment or termination by the Board of Directors without shareholder approval as deemed in the best interests of the Company. However, no such amendment may (i) materially increase the benefits accruing to participants under the 1994 Plan, (ii) materially increase the number of shares which may be issued under the 1994 Plan, (iii) materially modify the requirements as to eligibility for participation in the 1994 Plan, or
(iv) reduce the amount of any previously granted award or adversely change the terms and conditions thereof, without the consent of the holder of such award.

    In general, subject to the discretion of the Board of Directors, if the Company is merged into or consolidated with another corporation under circumstances in which the company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation (any such merger, consolidation, etc., being hereinafter referred to as a "Non-Acquiring Transaction") while unexercised options or SARs are outstanding under the 1994 Plan, after the effective date of a Non-Acquiring Transaction each holder of an outstanding option or SAR shall be entitled, upon exercise of such option or SAR, to receive such stock or other securities as the holders of the same class of stock as those shares subject to the option or SAR shall be entitled to receive in such Non-Acquiring Transaction based upon the agreed upon conversion ratio or per share distribution, or, in the case of an SAR, an equivalent cash payment or combination of cash and securities. Other awards under the 1994 plan will receive such treatment in connection with Non-Acquiring Transactions as the Committee shall determine at or after the date of grant.

    The following table sets forth all awards granted under the 1994 Plan prior to the date hereof to each of the individuals and groups named therein. All such grants were in the form of incentive stock options, restricted stock or some combination of the two. No awards have been granted under the 1994 Plan to any nominees for director not named below. The only individuals other than those named below who received 5% or more of the awards granted pursuant to the 1994 Plan were J. W. Moss, Vice President of Patterson Services, Inc. and Patterson Truck Line, Inc. and Ray Saliba, Vice President of Cudd Pressure Control, Inc. These are the three oil and gas services subsidiaries of the Company. Mr. Moss has received grants for an aggregate of 20,000 units and Mr. Saliba has received grants for an aggregate of 24,000 units. It is not expected that any additional awards will be granted under the 1994 Plan during 1997. Although it is anticipated that additional grants under the 1994 Plan will be made subsequent to the date hereof, the nature and amounts of such grants are not determinable at this time.

                               NEW PLAN BENEFITS
                  RPC, INC. 1994 EMPLOYEE STOCK INCENTIVE PLAN

                                                                                            NUMBER OF UNITS
                                                                                    -------------------------------
NAME AND POSITION                                                                     1994       1996       1997
----------------------------------------------------------------------------------  ---------  ---------  ---------
R. Randall Rollins................................................................          0          0          0
Richard A. Hubbell................................................................     55,000     26,000     20,000
Bobby Joe Cudd....................................................................          0          0          0
James A. Lane, Jr.................................................................     20,000          0          0
William S. Pegg...................................................................     20,000          0          0
Executive Group...................................................................    105,000     36,000     35,000
Non-Executive Director Group......................................................          0          0          0
Non-Executive Officer Employee Group..............................................     88,900     29,000     70,000

              CERTAIN FEDERAL TAX CONSEQUENCES UNDER THE 1994 PLAN

    The following discussion addresses certain anticipated federal income tax consequences to recipients of awards made under the 1994 Plan. It is based on the Internal Revenue Code of 1986, as amended and interpretations thereof as in effect on the date of this proxy statement.

    An optionee to whom a nonqualified stock option is granted will not recognize income as a result of the grant of the option. However, upon exercise of the non-qualified stock option, the optionee will generally recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock received pursuant to exercise of the option (the "Shares") over the exercise price. However, taxation will be deferred (i) if the shares are subject to restrictions imposed by the Committee which could result in a substantial risk of their forfeiture or (ii) if the optionee is subject to the "short-swing profit" forfeiture provisions of Section 16(b) of the Securities Exchange Act ("Section 16(b) Liability"), unless in either event, the optionee makes an election pursuant to Section 83(b) of the Code (an "83(b) Election"), within 30 days of receipt of the Shares, to be taxed on the date of receipt of the Shares. If no 83(b) Election is made, the optionee will recognize ordinary compensation income at the time the shares are no longer subject to such restrictions or the optionee is no longer subject to Section 16(b) Liability as a result of the transfer of the Shares, in an amount equal to the excess of the value of the Shares at such time over the amount paid for them. The optionee's tax basis for the Shares will be equal to the exercise price paid by the optionee plus the amount includeable in the optionee's gross income as compensation, and the optionee's holding period for the shares will commence on the date on which the Shares are acquired.

    An optionee to whom an incentive stock option which qualifies under Section 422 of the Code is granted generally will not recognize income at the time of grant of the incentive stock option or at the time of its exercise. However, the excess of the fair market value of the Shares of stock subject to the option (the "Incentive Shares") over the exercise price of the option at the time of its exercise is an adjustment to taxable income in determining an optionee's alternative minimum taxable income and ultimately his alternative minimum tax
(AMT). As a result, this adjustment could cause the optionee to be subject to AMT or increase his AMT liability.

    If an optionee who has exercised an incentive stock option does not sell the Incentive Shares until more than one year after exercise and more than two years after the date of the grant, such optionee will normally recognize long-term capital gain or loss equal to the difference, if any, between the selling price of the Incentive Shares and the exercise price. If the optionee sells the Incentive Shares before the time periods expire (a "disqualifying disposition") he or she will recognize ordinary compensation income equal to the lesser of (i) the difference, if any, between the fair market value of the Incentive Shares on the date of exercise and the exercise price of the option, and (ii) the difference, if any between the selling price for the Incentive Shares and the exercise price of the option. Any other gain or loss on such sale will normally be capital gain or loss. The tax basis of the Incentive Shares to the optionee, for purposes of computing such other gain or loss, should be equal to the exercise price paid (plus, in the case of an early disposition, the amount includable in the optionee's gross income as compensation, if any).

    With respect to either non-qualified or incentive stock options, if an optionee delivers shares of the Company's Common Stock in part or full payment of the option price, the optionee generally will be treated as having exchanged such shares for an equivalent number of the shares received upon exercise of the option (the "Exchange Shares"), and no gain or loss will be recognized with respect to the shares surrendered to the Company in payment of the option price. In such a case, the optionee will have a tax basis in the Exchange Shares which is the same as the optionee's tax basis in the shares of stock delivered in payment of the option price. The remaining shares received upon exercise of the option (other than the Exchange Shares) will, in the case of non-qualified options, have a tax basis equal to the income recognized on the exercise of the option plus any additional consideration paid pursuant to the exercise of the option, and in the case of incentive stock options, will have a tax basis equal to any additional consideration paid pursuant to the exercise of the option.

    The grant of SARs in connection with issuance of a non-qualified stock option or an incentive stock option will not result in taxable income to the grantee. At the time an SAR is exercised a grantee will recognize ordinary compensation income in an amount equal to the cash or the fair market value of any other property the grantee receives to satisfy the SAR.

    An officer, employee or other individual who receives stock pursuant to a restricted stock award (the "Restricted Shares") should not recognize any taxable income upon the receipt of such award (unless such recipient makes an 83(b) Election). Such recipient will recognize taxable compensation income at the later of (i) the time his or her interest in the Restricted Shares is no longer subject to a substantial risk of forfeiture under the terms of the grant, or (ii) the time he or she is no longer subject to Section 16(b) Liability upon transfer of the Restricted Shares, in an amount equal to the fair market value of the Restricted Shares at such time. The tax basis of the Restricted Shares to the recipient should be equal to the amount includable in the recipient's gross income as compensation, and the recipient's holding period for the Restricted Shares should normally commence on the day following the date on which the value of such Shares is includable in income. Dividends paid on Restricted

Shares prior to the lapse of the restrictions (if an 83(b) Election is not made) should be included in the income of the recipient as taxable compensation income when received.

    Different tax rules will apply to a recipient of a restricted stock award if the recipient makes a timely 83(b) Election. In such event, the recipient will recognize the fair market value of the Restricted Shares as taxable compensation income at the time of their receipt. Any gain recognized on a subsequent sale of the Restricted Shares, after a holding period of one year has elapsed, will be treated as long term capital gain.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP served as the auditors for the Company for the fiscal year ended December 31, 1996. As is its policy, upon the recommendation of the Audit Committee, the Board of Directors shall select a firm of independent public accountants for fiscal 1997. It is anticipated that a representative of Arthur Andersen LLP will be present at the Annual Meeting to answer questions and make a statement should such representative so desire.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company has completed a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company by all Directors, Officers and greater than 10 percent stockholders subject to the provisions of Section 16 of the Securities Exchange Act of 1934. In addition, the Company has a written representation from all Directors, Officers and greater than 10 percent stockholders from whom no Form 5 was received, indicating that no Form 5 filing was required. Based solely on this review, the Company believes that filing requirements of such persons under Section 16 for the fiscal year ended December 31, 1996 have been satisfied except as to Mr. Cudd, (one late filing related to a stock disposition), Mr. Lane, (one late filing related to the exercise of stock options using owned shares), and Mr. Pegg, (one late filing related to the exercise of stock options using owned shares).

                             STOCKHOLDER PROPOSALS

    Appropriate proposals of stockholders intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company by November 27, 1997 for inclusion in its proxy statement and form of proxy relating to that meeting. If the date of the next annual meeting is advanced by more than 30 calendar days or delayed by more than 90 calendar days from the date of the annual meeting to which this proxy statement relates, the Company shall, in a timely manner, inform its stockholders of the change and the date by which proposals of stockholders must be received.

                      VOTING PROCEDURES AND VOTE REQUIRED

    The Chairman of the Board of Directors of the Company will select a representative of the Company's transfer agent as Inspector of the Election, to determine the eligibility of persons present at the Meeting to vote and to determine whether the name signed on each proxy card corresponds to the name of a stockholder of the Company. The Inspector shall also determine whether or not a quorum of the shares of the Company (consisting of a majority of the votes entitled to be cast at the Meeting) exists at the Meeting. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a quorum exists and a vote is taken at the Meeting, the Inspector shall tabulate (i) the votes cast for or against each proposal and (ii) the abstentions in respect of each proposal.

    In accordance with the Delaware General Corporation Law, the election of the nominees named herein as directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the

Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast in favor of a proposal to the number of votes cast against the proposal, and hence only votes for or against the proposal (and not abstentions or broker non-votes) are relevant to the outcome. The proposal for approval of the increase in the number of shares reserved for issuance under the 1994 Plan will require the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote on the proposal. Abstentions will have the effect of "negative" votes with respect to this proposal, while broker non-votes will have no effect on the outcome of the proposal.

                                 MISCELLANEOUS

    The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, is being mailed to stockholders with this proxy statement.

    Management knows of no business other than the matters set forth herein which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting; and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Linda H. Graham, Secretary

Atlanta, Georgia
March 27, 1997

                                                                       EXHIBIT A

                       1994 EMPLOYEE STOCK INCENTIVE PLAN

                                JANUARY 25, 1994

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
SECTION  1. Purpose; Definitions..........................................................................        A-2

SECTION  2. Administration................................................................................        A-4

SECTION  3. Stock Subject to Plan.........................................................................        A-5

SECTION  4. Eligibility...................................................................................        A-5

SECTION  5. Stock Options.................................................................................        A-6
    (a)  Option Price.....................................................................................        A-6
    (b)  Option Term......................................................................................        A-6
    (c)   Exercisability..................................................................................        A-6
    (d)  Method of Exercise...............................................................................        A-6
    (e)  Non-Transferability of Options...................................................................        A-7
    (f)   Termination by Death............................................................................        A-7
    (g)  Termination by Reason of Disability..............................................................        A-7
    (h)  Termination by Reason of Retirement..............................................................        A-7
    (i)   Other Termination...............................................................................        A-7
    (j)   Buyout Provisions...............................................................................        A-8
    (k)  Certain Recapitalizations........................................................................        A-8
    (l)   Subdivision or Consolidation....................................................................        A-8
    (m)  Fractional Shares................................................................................        A-8
    (n)  Compliance with Section 422......................................................................        A-8

SECTION  6. Stock Appreciation Rights.....................................................................        A-8
    (a)  Grant and Exercise...............................................................................        A-8
    (b)  Terms and Conditions.............................................................................        A-9

SECTION  7. Other Stock-Based Awards......................................................................       A-10
    (a)  Administration...................................................................................       A-10
    (b)  Terms and Conditions.............................................................................       A-10

SECTION  8. Amendments and Termination....................................................................       A-12

SECTION  9. Unfunded Status of Plan.......................................................................       A-12

SECTION 10. General Provisions............................................................................       A-12

SECTION 11. Effective Date of Plan........................................................................       A-13

SECTION 12. Term of Plan..................................................................................       A-13

                           RPC ENERGY SERVICES, INC.
                       1994 EMPLOYEE STOCK INCENTIVE PLAN

SECTION 1. PURPOSE; DEFINITIONS.

    The purpose of the RPC Energy Services, Inc. 1994 Employee Stock Incentive Plan (the "Plan") is to enable RPC Energy Services, Inc. (the "Company") to attract, retain and reward directors and key employees of the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such persons and the Company's shareholders, but offering such persons performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

    For purposes of this Plan, the following terms shall be defined as set forth below:

        1. "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under this Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity.

        2.  "Board" means the Board of Directors of the Company.

        3. "Book Value" means, at any given date, (i) the consolidated stockholders' equity in the Company and its Subsidiaries, as shown on the Company's consolidated balance sheet as of the end of the immediately preceding fiscal year, subject to such adjustments as the committee shall in good faith specify at or after grant, divided by (ii) the number of shares of Outstanding Stock as of such year-end date (as adjusted by the Committee for subsequent events).

        4. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

        5. "Committee" means the committee referred to in Section 2 of this Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in this Plan may be exercised by the Board or the Compensation Committee of the Board, as set forth in Section 2 hereof.

        6. "Company" means RPC Energy Services, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

        7. "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan and shall in all events be consistent with the definition of "disabled" provided in Sections 422(c)(6) and 22(e)(3) of the Code.

        8. "Disinterested Person" shall have the meaning set forth in Rule 16b-3 as promulgated by the Securities and Exchange Commission ("Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor definition adopted by the Commission.

        9. "Early Retirement" means retirement with the express written consent of the Committee (given for purposes of this Plan only at or before the time of such retirement) from active employment with the company and/or any subsidiary or Affiliate or pursuant to the early retirement provisions of the applicable pension plan of such entity.

        10. "Fair Market Value" means, as of any give date, unless otherwise determined by the Committee in good faith:

            (i) if the Stock is listed on an established stock exchange or exchanges, or traded on the NASDAQ National Market System ("NASDAQ/NMS") the highest closing price of the Stock or as listed thereon on the applicable day, or if no sale of Stock has been made on any exchange or on NASDAQ/NMS on that date, on the next preceding day on which there was a sale of Stock;

            (ii) if the Stock is not listed on an established stock exchange or NASDAQ/NMS but is instead traded over-the-counter, the mean of the dealer "bid" and "ask" prices of the Stock in over-the-counter market on the applicable day, as reported by the National Association of Securities Dealers, Inc.;

           (iii) if the Stock is not listed on any exchange or traded over-the-counter, the value determined in good faith by the Committee.

        11. "Incentive Stock Option" means any Stock Option designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

        12. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        13. "Normal Retirement" means retirement from active employment with the Company and/or any Subsidiary or Affiliate on or after age 65.

        14. "Other Stock-Based Award" means an award under Section 7 below what is valued in whole or in part by reference to, or is otherwise based on, Stock.

        15. "Outstanding Stock" shall include all outstanding shares of Common Stock, $.10 par value, of the Company as well as the number of shares of Common Stock into which then outstanding shares of capital stock of the Company, of whatever class, are convertible as of the year-end immediately preceding the date of calculation thereof (as adjusted by the Committee for certain events).

        16. "Performance-Accelerated Restricted Stock" means Restricted Stock which is subject to restrictions for a stated period of time based on continued employment, with the opportunity for the restriction period to be shortened based on the achievement of predetermined performance goals.

        17. "Performance Stock" means stock awarded under Section 7 below at the end of a specified performance period, the amount of which is determined by multiplying a performance factor times either (i) the Fair Market Value of the Stock on the last day of the performance period, or (ii) the difference between the Fair Market Value of the Stock on the first and last days of the performance period; provided, however, that at the discretion of the Committee, participants may receive the value of Performance Stock in cash, as determined by reference to the Fair Market Value on the date the amount of the award is determined.

        18. "Performance Unit" means an award pursuant to Section 7 with a starting value and an associated performance period, such that at the end of the performance period participants receive an amount, payable in either cash or stock, at the discretion of the Committee, equal to (i) the number of units earned based on a predetermined performance schedule times the starting unit value, or (ii) the number of units granted times the ending unit value based on a predetermined performance schedule.

        19. "Plan" means this RPC Energy Services, Inc. 1994 Employee Stock Incentive Plan, as hereafter amended from time to time.

        20. "Premium Stock Option" means any Stock Option with an exercise price in excess of the Fair Market Value, as computed on the date of grant of the Stock Option.

        21. "Retirement" means Normal or Early Retirement.

        22. "Restricted Stock" means Stock awarded under Section 7 below which is (i) subject to restriction for a stated period of time based on continued employment, (ii) subject to restriction which will only lapse upon the achievement of predetermined performance goals, or (iii) subject to a combination of the restrictions described in (i) and (ii) above.

        23. "Stock" means the Common Stock, $.10 par value per share, of the Company.

        24. "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to receive an amount in either cash or stock, equal to the difference between the Fair Market Value of the Stock on the date of exercise and the Fair Market Value of the Stock on the date of grant of the right.

        25. "Stock Option" or "Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

        26. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 100% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2. ADMINISTRATION

    This Plan shall be administered by a Committee of not less than two Disinterested Persons, who shall be members of the Board and who shall serve at the pleasure of the Board, such Committee to be designated by the Board. The functions of the Committee specified in this Plan may be exercised by the Board or by the Compensation Committee of the Board, however, if and to the extent that no Committee meeting the requirements of this Section 2 has been designated by the Board as having the authority to so administer this Plan and if a resolution to such effect is adopted by the Board after due consideration of the impact of such resolution upon the status of this Plan under Rule 16b-3 promulgated pursuant to the Exchange Act ("Rule 16b-3").

    The Committee shall have full authority to grant, pursuant to the terms of this Plan, to directors, officers and other key employees eligible under Section 4: (i) Stock Options, including, without limitation, Incentive Stock Options, Non-Qualified Stock Options and Premium Stock Options, (ii) Stock Appreciation Rights and/or (iii) Other Stock-Based Awards, including, without limitation, Restricted Stock, Performance-Accelerated Restricted Stock, Performance Stock and Performance Units.

    In particular, the Committee shall have the authority:

        (i) subject to Section 4 hereof, to select the directors, officers and other key employees of the Company or its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights and/or Other Stock-Based Awards may from time to time be granted hereunder;

        (ii) to determine whether and to what extent Stock Options, Stock Appreciation Rights and/ or Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

       (iii) to determine the number of shares of Stock to be covered by each such award granted hereunder;

       (iv) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting, acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

        (v) to determine whether and under what circumstances Stock Options, Stock Appreciation Rights, Performance Stock and Performance Units may be settled in cash;

       (vi) to determine whether, to what extent and under what circumstances Stock Option grants and/or other awards under this Plan and/or other cash awards made by the company are to be made, and operate, on a tandem basis vis-a-vis other awards under this Plan and/or cash awards made outside of this Plan, or on an additive basis; and

       (vii) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings or any deferred amount during any deferral period).

    The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of this Plan and any award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan.

    Except as otherwise specifically provided herein, all decisions made by the Committee pursuant to the provisions of this Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and all Plan participants.

SECTION 3. STOCK SUBJECT TO PLAN.

    The total number of shares of Stock reserved and available for distribution under this Plan shall be 500,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

    Subject to section 6(b)(iv) below, if any shares of Stock that have been optioned hereunder cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under this Plan.

    In the event of any merger, reorganization, consolidation, recapitalization, stock dividends, stock split or other changes in corporate structure affecting the Stock, and subject to Sections 5(k) and 5(m), such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under this Plan, in the number and option price of shares subject to outstanding Options granted under this Plan and in the number of shares subject to other outstanding awards granted under this Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4. ELIGIBILITY.

    Directors, officers and other key employees of the Company or its Subsidiaries and Affiliates (but excluding members of the Committee if a Committee meeting the requirements of Section 2 is designated by the Board) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under this Plan. Notwithstanding the foregoing, incentive stock Options may only be granted to employees of the Company and any of its Subsidiaries or Affiliates that are a "subsidiary corporation" (within the meaning of Section 424(f) of the Code). Furthermore, no director who is not also an employee of the Company shall be eligible to receive Incentive Stock Options.

SECTION 5. STOCK OPTIONS.

    Stock Options may be granted alone, in addition to or in tandem with other awards granted under this Plan and/or cash awards made outside of this Plan. Any Stock Option granted under this Plan shall be in such form as the Committee may from time to time approve.

    Stock Options granted under this Plan may be of two types: (i) Incentive Stock Options, and (ii) Non-Qualified Stock Options. Incentive Stock Options and Non-Qualified Stock Options may be issued as Premium Stock Options at the discretion of the Board.

    Subject to the restrictions contained in Section 4 hereof concerning the grant of Incentive Stock Options, the Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that the Fair Market Value of the shares with respect to which Incentive Stock Options first become exercisable by an optionee during any calendar year (under the Plan and any other plans granting Incentive Stock Options which are established by the Company or its Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

    Options granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

        (a) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be (i) not less than 100% (or, in the case of an employee who owns stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company or of any of its subsidiary or parent corporations, not less than 110%) of the Fair Market Value of the Stock at grant, in the case of Incentive Stock Options, and
    (iii) not less than 90% of the Fair Market Value of the Stock at grant, in the case of Non-Qualified Stock Options.

        (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercised more than ten years (or, in the case of an employee who owns stock possessing more than 10 percent of the total combined voting power of all classes of Stock of the Company or any of its subsidiary or parent corporations, more than five years) after the date the Option is granted.

        (c) EXERCISABILITY. Stock Options shall be exercised at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in
    Section 5(f), 5(g), or 5(k), unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable until at least one year after the granting of the Option. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

        (d) METHOD OF EXERCISE. Subject to whatever installment exercise provisions or other restrictions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased; provided, however, that if exercised in part, a Stock Option may not be exercised for fewer than 100 shares, unless the remaining balance of the Stock Option is less than 100 shares, in which case the Stock Option may be exercised for the remaining balance.

    Such notice shall be accompanied by payment in full of the purchase price, either by cash or such instrument as the Committee may accept. Payment in full or in part may also be made in the form of Unrestricted Stock already owned by the optionee for a period of at least six months, based, in each case, on the Fair Market Value of the Stock on the date the Option is exercised, unless it shall be determined by the committee, at or after grant, in its sole discretion, that Unrestricted Stock is not a permissible form of payment with respect to any Stock Option or Options.

    No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Stock Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 10(a).

        (e) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

        (f) TERMINATION BY DEATH. Subject to Section 5(k), if an optionee's employment by the Company and/or any subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised to the extent such Option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of six months (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

        (g) TERMINATION BY REASON OF DISABILITY. Subject to section 5(k), if an optionee's employment by the Company and/or Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee or his/her guardian, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of one year (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such one-year period (or such other period as the Committee may specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable only pursuant to Section 5(f). In the event of termination of employment by Disability, if a Stock Option theretofore designated as an incentive Stock Option is exercised more than one year after such termination of employment, such Stock Option shall be treated as a Non-Qualified Stock Option.

        (h) TERMINATION BY REASON OF RETIREMENT. Subject to Section 5(k), if an optionee's employment by the Company and/or any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, for a period of three months, less one day, (or such other period as the Committee may specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable only pursuant to Section 5(f). In the event of termination of employment by Retirement, if a Stock Option theretofore designated as an incentive Stock Option is exercised more than three (3) months after such termination of employment, such Stock Option shall be treated as a Non-Qualified Stock Option.

        (i) OTHER TERMINATION. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the company and/or any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, as in the case of voluntary resignation of employment by the optionee, the Stock Option shall thereupon terminate and shall be immediately forfeited, regardless of its vesting status.

        (j) BUYOUT PROVISIONS. The Committee may at any time offer to buy out for a payment in cash or Stock a Stock Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such an offer is made.

        (k) CERTAIN RECAPITALIZATIONS. In general, if the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation (any such merger, consolidation, etc. being hereinafter referred to as a "Non-Acquiring Transaction") while unexercised Options are outstanding under this Plan, after the effective date of a Non-Acquiring Transaction each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive such stock or other securities as the holders of the same class of stock as those shares subject to the Option shall be entitled to receive in such Non-Acquiring Transaction based upon the agreed upon conversion ratio or per share distribution. However, in the discretion of the Board of Directors, after giving due consideration to the impact on the optionee, if any, pursuant to Rule 16b-3, any limitations on exercisability of options may be waived so that all Options, from and after a date prior to the effective date of such Non-Acquiring Transaction shall be exercisable in full. Furthermore, in the discretion of the Board of Directors, the right to exercise may be given to each holder of an Option during a 30-day period preceding the effective date of such Non-Acquiring Transaction. Any outstanding Options not exercised within such 30-day period may be canceled by the Board of Directors as of the effective date of any such Non-Acquiring Transaction. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board of Directors, who determination in that respect shall be final, binding and conclusive. The Committee need not treat all optionees and/or Options in the same manner.

        (l) SUBDIVISION OR CONSOLIDATION. Except as set forth in this Plan, optionees shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of stock of another corporation, and no issue by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the Stock Option. The grant of any Stock Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or to transfer all or any part of its business or assets.

        (m) FRACTIONAL SHARES. If any adjustment referred to herein shall result in a fractional share for any optionee under any Stock Option hereunder, such fraction shall be completely disregarded and the optionee shall only be entitled to the whole number of shares resulting from such adjustment.

        (n) COMPLIANCE WITH SECTION 422. Unless otherwise determined by the Committee with the consent of the optionee, any Option granted hereunder and designated as an Incentive Stock Option shall comply with all relevant provisions of Section 422 of the Code; provided, however, that to the extent that any such Option which is designated as an Incentive Stock Option hereunder fails for any reason to comply with the provisions of Section 422 it shall be treated as a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS.

    (a) GRANT AND EXERCISE. Stock Appreciation Rights may be granted alone, in addition to or in tandem with all or part of any other award granted under this Plan. In the case of a Non-Qualified Stock Option, such tandem rights may be granted either at or after the time of the grant of such Stock

Option. In the case of an Incentive Stock Option, such tandem rights may be granted only at the time of the grant of such Stock Option.

    A Stock Appreciation Right or applicable portion thereof granted in tandem with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

    A Stock Appreciation Right may be exercised by an optionee, subject to
Section 6(b), in accordance with the procedures established by the Committee for such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which were issued in tandem with exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

    (b) TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including the following:

        (i) Except as set forth below, the term of each Stock Appreciation Right shall be fixed by the Committee, but no such Stock Appreciation Right shall be exercised more than ten years after the date is granted. Stock Appreciation Rights granted in tandem with Stock Options shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 whenever the Fair Market Value of the Stock exceeds the option price per share specified in the related Stock Option. The foregoing notwithstanding, no Stock Appreciation Right granted hereunder to a Plan participant who is subject to Section 16(b) of the Exchange Act shall be exercisable during the first six months of its term, except that, with the exception of Stock Appreciation Rights granted in tandem with Incentive Stock Options, in the discretion of the Committee, after giving due consideration to the impact on the participant, if any, pursuant to Rule 16b-3, this special limitation may be waived in the event of death or Disability of the optionee prior to the expiration of the six-month period. The exercise of Stock Appreciation Rights held by participants who are subject to Section 16(b) of the Exchange Act shall comply with Rule 16b-3(e)(3) thereunder, or any successor provision, to the extent applicable.

        (ii) Stock Appreciation Rights shall be exercised at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in
    Section 5(f), 5(g), or 5(k), as incorporated herein by Section 6(b)(vi) below, unless otherwise determined by the Committee at or after grant, no Stock Appreciation Right shall be exercisable until at least one year after its date of grant. If the Committee provides, in its sole discretion, that any Stock Appreciation Right is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion. Upon the exercise of a Stock Appreciation Right, a participant shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of Fair Market Value of the Stock on the date of exercise over the Fair Market Value of the Stock on the date of grant multiplied by the number of Stock Appreciation Rights exercised, with the Committee having the right to determine the form of payment. subject to whatever installment exercise provisions or other restrictions apply hereunder, Stock Appreciation Rights may be exercised in whole or in part at any time during the term thereof by giving written notice of exercise to the Company specifying the number of rights to be exercised.

       (iii) No Stock Appreciation Right shall be transferable by a participant otherwise than by will or by the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable, during the participant's lifetime, only by the participant.

       (iv) Upon the exercise of a tandem Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of this Plan on the number of shares of Stock to be issued under this Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

        (v) Stock Appreciation Rights issued in tandem with Incentive Stock Options shall contain such terms and conditions as the Committee may determine to be necessary for the qualification of the Incentive Stock Options.

       (vi) Sections 5(f)-(m) hereof shall apply equally to all Stock Appreciation Rights granted pursuant to this Plan, as if each reference therein to a "Stock Option" was instead a reference to a "Stock Appreciation Right."

SECTION 7. OTHER STOCK-BASED AWARDS.

    (a) ADMINISTRATION. Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on Stock ("Other Stock-Based Awards"), including, without limitation, Restriction Stock, Performance-Accelerated Restricted Stock, Performance Stock, Performance Units and Stock awards or options valued by reference to Book Value or Subsidiary performance, may be granted either alone or in addition to or in tandem with Stock Options or Stock Appreciation Rights granted under this Plan and/or cash awards made outside of this Plan.

    Subject to the provision of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The committee may also provide for the grant of Stock upon the completion of a specified performance period or event.

    The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

    (b)  TERMS AND CONDITIONS.  Other Stock-Based Awards made pursuant to this
Section 7 shall be subject to the following terms and conditions:

        (i) Subject to the provisions of this Plan and the award agreement referred to in Section 7(b)(v) below, Other Stock-Based Awards and shares subject to such awards are made under this Section 7 may not be sold, assigned, transferred, pledged or otherwise encumbered, in the case of shares of Stock, prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses, and in all other cases, not at all.

        (ii) Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 7 shall be entitled to receive, currently or on a deferred basis, as determined by the Committee, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

       (iii) any award under this section 7 and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

       (iv) In the event of the participant's Retirement, Disability or death, and in other instances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations, performance requirements or restrictions imposed (if any) with respect to any or all of an award under this Section 7 and/or accelerate the payment of cash or Stock pursuant to any such award.

        (v) Each award under this Section 7 shall be confirmed by, and subject to the terms of, an agreement or other instrument executed by the Company and by the participant.

       (vi) Stock (including securities convertible into Stock) issued on a bonus basis under this Section 7 may be issued for no cash consideration.

       (vii) Other Stock-Based Awards, to the extent they constitute derivative securities for purposes of Section 16 of the Exchange Act, and are owned by persons who are subject to Section 16(b) of the Exchange Act, shall be transferable only when and to the extent a Stock Option would be transferable under Section 5(e) of this Plan. The Committee may also take into account other provisions contained in the Exchange Act or which are promulgated pursuant thereto.

      (viii) Unless otherwise determined by the Committee at or after grant, if a participant's employment by the Company and/or any Subsidiary or Affiliate terminates by reason of death or Disability, a pro rata portion of the restrictions pertaining to continued employment on any Restricted Stock will lapse, based on the number of full months the participant was employed during the restriction period divided by the total number of months in the restriction period. All such pro rata awards will be determined and distributed at such time as awards are paid to other Plan participants.

       (ix) Unless otherwise determined by the Committee at or after grant, if a participant's employment by the Company and/or any subsidiary of Affiliate terminates by reason of Normal Retirement, all of the restrictions pertaining to continued employment on any Restricted Stock will lapse. Any such award will be determined and distributed at such time as awards are paid to other Plan participants.

        (x) Unless otherwise determined by the Committee at or after grant, if a participant's employment by the Company and/or any Subsidiary or Affiliate terminates by reason of death or Disability, the estate of the participant or the participant, as applicable, will receive a pro rata portion of the payment or Stock the participant would have received for Performance Stock or Performance Units, based on the number of full months in the performance period prior to the participant's death or Disability, divided by the total number of months in the performance period. All such pro rata payments will be determined and distributed at such time as awards are paid to other Plan participants.

       (xi) Unless otherwise determined by the Committee at or after grant, if a participant's employment by the company and/or any Subsidiary or Affiliate terminates by reason of Early Retirement and if such Early Retirement occurs before age 65 and before completion of 10 years of service with the Company and/or a Subsidiary or Affiliate subsequent to the date of grant of Restricted Stock or Performance-Accelerated Restricted Stock, all such Restricted Stock and Performance-Accelerated Restricted Stock will be forfeited by the participant. In addition, in the event of Normal or Early Retirement before the end of the performance period for Performance Stock or Performance Units, no awards will be paid unless specifically approved by the Committee on a case-by-case basis.

       (xii) Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if a participant's employment by the company and/or any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, as in the case of voluntary resignation of employment by the participant, all Other Stock-Based Awards shall be immediately forfeited.

      (xiii) The Committee may at any time offer to buy out for a payment in case or Stock an Other Stock-Based Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the participant at the time that such offer is made.

      (xiv) Except as set forth in this Plan, participants shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of stock of another corporation, and no issue by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be with respect, to the number or price of shares subject to any Other Stock Based Award. The grant of any Other Stock-Based Award pursuant to this Plan shall no affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or to transfer all or any part of its business or assets.

SECTION 8. AMENDMENTS AND TERMINATION.

    The Board may amend, alter or discontinue this Plan, but, except as otherwise provided herein, no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right or Other Stock-Based Award theretofore granted, without the optionee's or participant's consent, or which, without the approval of the Company's stockholders, would.

        (a) materially increase the benefits accruing to participants under this Plan;

        (b) materially increase the number of securities which may be issued under this Plan; or

        (c) materially modify the requirements as to eligibility for participation in this Plan.

    The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

    Subject to the above provisions, the Board shall have broad authority to amend this Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 9. UNFUNDED STATUS OF PLAN.

    This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are granted than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of this Plan.

SECTION 10. GENERAL PROVISIONS.

    (a) The Company shall not be obligated to sell or issue any shares pursuant to any Option unless the shares with respect to which the Option is being exercised are at the time effectively registered or exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"). The Company shall have no obligation to register pursuant to the 1933 Act any shares of Stock issued pursuant to this Plan. The Committee may require each person purchasing shares pursuant to the Stock Option or other award under this Plan to represent to an agree with the Company in writing that the optionee or participant is acquiring the shares for investment and without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

    All certificates for shares of Stock or other securities delivered under this Plan shall be subject to such conditions, stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to made appropriate reference to such restrictions.

    (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

    (c) The adoption of this Plan shall not confer upon any employee of the Company or of any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a subsidiary or Affiliate to terminate the employment of any of its employees at any time.

    (d) No later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to the exercise of any Option or Stock Appreciation Right or any award under this Plan, the participant shall pay to the Company, or make arrangement satisfactory to the committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

    (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional types of Plan awards at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment, taking into account other Plan awards then outstanding.

    (f) This Plan and all awards made and actions taken hereunder shall be governed by and construed in accordance with the Delaware General Corporation Law, to the extent applicable, and in accordance with the laws of the State of Georgia in all other respects.

    (g) The value of awards made pursuant to this Plan shall not be included as part of the definition of "cash compensation" in connection with any other benefit offered by the Company.

SECTION 11. EFFECTIVE DATE OF PLAN.

    This Plan shall be effective as of January 25, 1994.

SECTION 12. TERM OF PLAN.

    No Stock Option, Stock Appreciation Right or Other Stock-Based Award shall be granted pursuant to this Plan on or after the tenth anniversary of the effective date of this Plan, but awards granted prior to such tenth anniversary may extend beyond that date.

                                   RPC, INC.
             PROXY SOLICITED BY THE BOARD OF DIRECTORS OF RPC, INC.
     FOR ANNUAL MEETING OF STOCKHOLDERS TUESDAY, APRIL 22, 1997, 9:00 A.M.

    The undersigned hereby constitutes and appoints GARY W. ROLLINS, R. RANDALL ROLLINS, and each of them, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 22, 1997 at 9:00 A.M. at 2170 Piedmont Road, NE, Atlanta, Georgia, or any adjournment thereof.

    The undersigned acknowledges receipt of Notice of the aforesaid Annual Meeting and Proxy Statement, each dated March 27, 1997, grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies or their substitutes may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies, or either of them, to vote as follows:

1.         / / FOR all Class II          / / FOR all Class II nominees,        / / ABSTAIN from voting for the election of
               nominees;                   EXCEPT AS INDICATED BELOW;      OR      John W. Rollins, Bobby Joe Cudd and Richard
                                                                                   A. Hubbell as Class II Directors.

  INSTRUCTIONS: TO REFRAIN FROM VOTING FOR ANY INDIVIDUAL NOMINEE, WRITE THAT
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:
                                        ________________________________________

2.         TO APPROVE AN INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE COMPANY'S 1994 EMPLOYEE STOCK
           INCENTIVE PLAN.                / /  FOR        / /  AGAINST        / /  ABSTAIN

3.         ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                     (OVER)

                                   RPC, INC.

    ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE WILL BE VOTED "FOR" THE ABOVE-NAMED NOMINEES FOR DIRECTOR AND "FOR" THE ABOVE PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                                            PROXY

                                              Please sign below, date and return
                                                          promptly.
                                              __________________________________
                                              __________________________________
                                           Signature
                                              Dated: _____________________, 1997
                                             (Signature should conform to name
                                             and title stenciled hereon.
                                             Executors, administrators,
                                             trustees, guardians and attorneys
                                             should add their title upon
                                             signing.)

   NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND
                          MAILED IN THE UNITED STATES.